AMENDED AND RESTATED BYLAWS
OF
CONSOLIDATED-TOMOKA LAND CO.

ARTICLE I

SHAREHOLDERS

Section 1.1.  Annual Meetings.  An annual meeting of shareholders of Consolidated-Tomoka Land Co. (the “corporation”) shall be held for the election of directors and for the transaction of such other business as may be properly brought before the meeting at such date, time and place, either within or without the State of Florida, as may be designated by resolution of the board of directors from time to time.  Any other proper business may be transacted at the annual meeting.

Section 1.2.   Special Meetings.  Special meetings of shareholders for any purpose or purposes may be called at any time by the board of directors or by a committee of the board of directors which has been duly designated by the board of directors, and whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings.

A special meeting of shareholders shall be called if holders of not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.  Within sixty days of receipt of such written demand, the corporation’s secretary will issue notice calling for a special meeting of the shareholders to be held at such time and such date as the board of directors may determine.

Section 1.3.   Notice of Meetings.  Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Notwithstanding the other provisions of this Section 1.3, no notice of a meeting of shareholders need be given to a shareholder if: (a) an annual report and proxy statement for two consecutive annual meetings of shareholders; or (b) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, and returned undeliverable.  The obligation of the corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its stock record books.

Section 1.4.   Adjournments.  Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 1.5.   Quorum.  At each meeting of shareholders, except where otherwise provided by law, the articles of incorporation or these bylaws, the holders of a majority of the votes entitled to be cast on a matter, present in person or by proxy, shall constitute a quorum for action on that matter.  In the absence of a quorum, the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn such meeting from time to time in the manner provided in Section 1.4 of these bylaws.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 1.6.   Organization.  Meetings of shareholders shall be presided over by the chairman of the board, if any, or in his absence by the vice chairman of the board, if any, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting.  The board of directors may adopt by resolution rules, regulations and procedures for the proper conduct of the meeting, including, without limitation: (a) the establishment of an agenda or order of business for the meeting, including fixing the time for opening and closing the polls for voting on each matter; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as such chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to discussion of the business of the meeting or questions or comments by participants.  Except to the extent inconsistent with applicable law and such rules and regulations as may be adopted by the board of directors, the chairman of each meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such chairman, are appropriate.

The board of directors may appoint inspectors of election to act at any meeting of shareholders at which any vote is taken.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors of election shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, and waivers; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, and waivers; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. No inspector need be a shareholder.  The inspectors may appoint and retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.  On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

Section 1.7.   Voting; Proxies.   Except as provided by law or in the articles of incorporation, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or applicable law requires a greater number of affirmative votes.  The articles of incorporation require a greater number of affirmative votes under specified circumstances as set forth therein.

A shareholder, other person entitled to vote on behalf of a shareholder pursuant to applicable law, or attorney in fact for a shareholder may vote the shareholder’s shares in person or by proxy.  No proxy shall be valid after the expiration of eleven months from the date thereof, unless a longer period is expressly provided in the proxy. An appointment of a proxy is revocable by the shareholder unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 1.8.  Fixing Date for Determination of Shareholders of Record.  In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than seventy days before the date of such meeting or action requiring a determination of shareholders.  If no record date is fixed:  (a)  the record date for determining shareholders entitled to notice or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b)  the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.  A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 1.9.  List of Shareholders Entitled to Vote.  After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the shareholders’ meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each shareholder.  The shareholders’ list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation’s transfer agent or registrar. A shareholder or the shareholder’s agent or attorney is entitled on written demand to inspect the list, subject to the requirements of applicable law, during regular business hours and at his or her expense, during the period it is available for inspection.  The corporation shall make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.  The shareholders’ list is prima facie evidence of the identity of shareholders entitled to examine the shareholders’ list or to vote at any meeting of shareholders.

Section 1.10.  Vote or Consent of Shareholders.  No action that requires the vote or consent of shareholders of the corporation may be taken without a meeting held upon prior notice and a vote of shareholders, except with the advance written consent of two-thirds of the full board of directors.  With such consent, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Within 10 days after obtaining such authorization by written consent, notice as prescribed by law of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders that have not consented in writing or who are not entitled to vote on the action.

Section 1.11  Advance Notice Provisions for Business at Meetings.

(a)           At an annual meeting of shareholders, only such nominations of persons for election to the board of directors and other business to be considered by the shareholders shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, any nominations or other business must (1) be specified in the notice of meeting (or in any supplement) given by or at the direction of the board of directors, (2) be otherwise properly brought before the meeting by or at the direction of the board of directors or (3) be otherwise properly brought before the annual meeting by any shareholder of the corporation who (A) is a shareholder of record on both (i) the date of the giving of the notice provided for in this Section 1.11 and (ii) the record date for the determination of shareholders entitled to vote at such annual meeting, and (B) complies with the notice procedures set forth in this Section 1.11.  Clause (3) of the immediately preceding sentence shall be the exclusive means for a shareholder to submit such business (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the corporation’s notice of meeting) before an annual meeting of shareholders.

(b)           In addition to any other applicable requirements, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.11(a)(3) of these bylaws, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(1)           To be timely, a written notice of the intent of a shareholder to make a nomination of a person for election as a director or to bring any other business before the annual meeting shall be received by the secretary at the principal executive offices of the corporation not earlier than the close of business on the 210th day and not later than the close of business on the 150th day prior to the first anniversary (the “Anniversary”) of the date of the preceding year’s annual meeting of shareholders.  However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the Anniversary, notice by the shareholder must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred days prior to such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the corporation.

(2)           To be in proper written form every such notice by a shareholder shall set forth as to each matter such shareholder proposes to bring before the annual meeting:

(A)           as to each person whom the shareholder proposes to nominate for election or reelection as a director (each, a “proposed nominee”): (i)  the name, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class or series and number of shares of capital stock of the corporation, if any, which are owned beneficially and of record by the proposed nominee; (iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand; and (vi) the written consent of each proposed nominee to serve as a director of the corporation if so elected;

(B)           as to any other business that the shareholder proposes to bring before the annual meeting: (i) a description of the matter and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the corporation, the text of the proposed amendment); (ii) the reasons for conducting such business at the annual meeting; and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)           as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made: (i) the name and address of such shareholder, as they appear on the corporation’s stock transfer books, and the name and address of such beneficial owner; (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; (iii) the date or dates upon which such shareholder acquired ownership of such shares; and (iv) a representation that the shareholder is a holder of record of capital stock of the corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring such business before the meeting.

(c)           If a shareholder is entitled to vote only for a specific class or category of directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

(d)           To be eligible to be a nominee for election or reelection as a director of the corporation, the prospective nominee, or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 1.11) to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request and shall include the consent of such nominee to being named as a nominee and to serving as a director if elected).  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(e)           Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of notice provided for in these bylaws and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 1.11 as to such nomination.  In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by this Section 1.11 with respect to any nomination shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

(f)           At a meeting of shareholders, the chairman of the board shall declare out of order and disregard any nomination or other proposal not made in compliance with the foregoing procedures.

(g)           In no event shall the adjournment or postponement of an annual or special meeting of the shareholders, or any announcement thereof, or the setting of a new record date, commence a new period (or extend any time period) for the giving of notice under this Section 1.11.

(h)           As used in these bylaws, the terms “owned beneficially” and “beneficial owner” means all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 promulgated under the Exchange Act.  For purposes of these bylaws, a matter shall be deemed to have been “publicly announced” if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

(i)           Notwithstanding the foregoing provisions of this Section 1.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be conducted pursuant to this Section 1.11.  Nothing in this Section 1.11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any shareholders a right to have any nominee included in the corporation’s proxy statement.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1.  Function; Number; Qualifications.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.  The total number of directors constituting the board of directors of the corporation shall be determined by, and the number of directors may be increased or decreased only by, the affirmative vote of (a) the holders of at least 85% of the shares of the corporation then entitled to vote on such change, or (b) two-thirds of the directors then in office, but the total number of directors shall not be more than eleven.  Directors need not be shareholders.

Section 2.2.  Election; Resignation; Removal; Vacancies.  The board of directors shall be divided into three classes:  Class I, Class II and Class III.  The terms of office of the initial directors shall expire at the annual meeting of shareholders as follows - Class I in 1995, Class II in 1996, and Class III in 1994 - or thereafter in each case when their respective successors are elected and qualified.  At each annual election held after 1994, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of shareholders, or thereafter in each case when the respective successors are elected and qualify.  The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.  Any vacancy occurring in the board of directors may be filled by a majority of the directors then in office.  A new directorship resulting from an increase in the number of directors shall be construed to be a vacancy.  Any director elected to fill a vacancy shall be of the same class as that of the predecessor and such director’s term will expire at the next shareholders’ meeting at which directors are elected.  No decrease in the number of directors will have the effect of shortening the term of any directors then in office.  A director may be removed only for cause and only by the affirmative vote of 85% of all of the shareholders of the corporation entitled to vote on the election of directors.  Any director may resign at any time upon written notice to the corporation.

Section 2.3.  Regular Meetings.  Regular meetings of the board of directors may be held at such places within or without the State of Florida and at such times as the board of directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4.  Special Meetings.  Special meetings of the board of directors may be held at any time or place within or without the State of Florida whenever called by the president, any vice president, the secretary, or by any member of the board of directors.  Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

Section 2.5.  Telephonic Meetings Permitted.  Members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or any means of communication by which all persons participating in the meeting may simultaneously hear each other during the meeting, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6.  Quorum, Vote Required for Action .  At all meetings of the board of directors a majority of the whole board shall constitute a quorum for the transaction of business.  Except in cases in which the articles of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 2.7.  Organization.  Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his absence by the vice chairman of the board, if any, or in his absence by the president, or in their absence by a chairman chosen at the meeting.  The secretary shall act as secretary of the meeting.

Section 2.8.  Action by Directors Without a Meeting.  Unless the articles of incorporation or these bylaws provide otherwise, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if the action is taken by all members of the board or committee.  Such action shall be evidenced by one or more written consents filed with the minutes or proceedings of the board or committee, describing the action taken and signed by each director of committee member.

Section 2.9. Mandatory Retirement of Directors.  A director of the Company shall retire from the board of directors at the first annual meeting of shareholders held after the director attains age 75.

ARTICLE III

COMMITTEES

Section 3.1.  Committees.  The board of directors may, by resolution adopted by a majority of the full board of directors, designate one or more committees, each committee to consist of two or more of the directors of the corporation who shall serve at the pleasure of the board.  The board, by resolution, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, except that no such committee shall have the power or authority to: (a) approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by the shareholders; (b) fill vacancies on the board of directors or any committee thereof; (c) adopt, amend or repeal the bylaws; (d) authorize or approve reacquisition of shares unless pursuant to a  general formula or method specified by the board of directors; or (e) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

Section 3.2.  Committee Charter and Rules.  The board of directors may adopt a charter for any such committee specifying requirements with respect to committee chairs and membership, responsibilities of the committee, the conduct of meetings and business of the committee and such other matters as the board of directors may designate. In the absence of a committee charter or a provision of a committee charter governing such matters, the provisions of these bylaws which govern meetings of the board of directors, including notice and waiver of notice thereof, shall apply to any such committee and its members.

ARTICLE IV

OFFICERS

Section 4.1.  Executive Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies.  The board of directors shall choose a president and secretary, and it may, if it so determines, choose a chairman of the board and a vice chairman of the board from among its members.  The board of directors may also choose one or more vice presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers.  Each such officer shall hold office until the first meeting of the board of directors after the annual meeting of shareholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal.  The board of directors shall designate from among the officers it elects those who shall be the executive officers of the corporation responsible for all policy making functions, under the direction of the board of directors. Any officer may resign at any time upon written notice to the corporation.  The board of directors may remove any officer with or without cause at anytime, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation.  Any number of offices may be held by the same person.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting.

Section 4.2  Powers and Duties of Executive Officers.  The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.  Unless the board of directors delegates responsibility to another officer, the secretary shall have responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the corporation.  The board of directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V

SHARES

Section 5.1  Certificates. Shares may but need not be represented by certificates.  The rights and obligations of shareholders shall be identical whether or not their shares are represented by certificates.  If shares are represented by certificates, each certificate shall be signed by or in the name of the corporation by the chairman or vice chairman of the board of directors, if any, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such shareholder in the corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.2.  Lost, Stolen or Destroyed Share Certificates; Issuance of New Certificates.  The corporation may issue a new share certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to (a) give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate and (b) satisfy any other reasonable requirements imposed by the corporation.

ARTICLE VI

MISCELLANEOUS

Section 6.1.  Fiscal Year.  The fiscal year of the corporation shall be determined by resolution of the board of directors.

Section 6.2.  Seal.  The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the board of directors.

Section 6.3.  Waiver of Notice of Meetings of Shareholders, Directors and Committees.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 6.4  Indemnification of Directors, Officers, Employees, and Agents.

(a)           The corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “proceeding”), by reason of the fact that he is or was a director, officer or employee or agent of the corporation or any predecessor of the corporation or serves or served any other corporation, partnership, joint venture, trust, or other enterprise as a director, officer, employee, or agent at the request of the corporation or any predecessor of the corporation (an “indemnified person”); provided, however, that this section shall not apply as to any proceeding brought by or on behalf of an indemnified person without prior approval of the board of directors.

(b)           To the fullest extent permitted or authorized by law, the corporation shall advance all expenses incurred by any officer or director who is an indemnified person in defending a proceeding within sixty days after the receipt by the corporation of a written request from a director or officer for such advancement and on a current basis thereafter, whether prior to or after final disposition of the underlying proceeding.  Such written request shall be accompanied by evidence of the expenses incurred by such director or officer and shall include a written undertaking by or on behalf of the director or officer, as the case may be, to repay any and all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section 6.4.  Expenses incurred by employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(c)           Indemnification and advancement of expenses as provided in this Section 6.4 shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and estate of such person, unless otherwise provided when authorized or ratified. The rights of any person set forth in this Section 6.4 to indemnification and advancement of expenses are contractual rights and vest at the time a person becomes a director or officer of the corporation and no amendment to these indemnification provisions and advancement of expenses provisions shall affect any right in respect of acts or omissions of any director or officer occurring prior to such amendment. Any repeal of relevant provisions of the Florida Business Corporation Act or any other applicable law shall not in any way diminish any rights to indemnification of such indemnified persons, or the obligations of the corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

Section 6.5.  Interested Directors; Quorum.  No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors or committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee, or the shareholders.  For purposes of Section 6.5(a) only, a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the board of directors, or on the committee, who have no relationship or interest in the transaction described above but a transaction may not be authorized, approved, or ratified under this section by a single director.  If a majority of the directors who have no such relationship or interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this section.  The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under Section 6.5(a) if the transaction is otherwise authorized, approved, or ratified as provided in Section 6.5(a), but such presence or vote of those directors may be counted for purposes of determining whether the transaction is approved under other sections of the Florida Business Corporation Act.

Section 6.6.  Form of Records.  Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and any minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.7.  Amendment of Bylaws.  Amendment, alteration or repeal of the bylaws by the board of directors shall require that affirmative vote of two-thirds of the directors then in office at a duly constituted meeting called expressly for that purpose, or by the shareholders shall require the affirmative vote of 85% of the votes eligible to be cast by the shareholders at a duly constituted meeting of shareholders called expressly for that purpose.

As amended and restated effective April 30, 2010

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